Exhibit 99.2

VCG Holding Corp. Announces $10 million Debt Conversion by Entity Controlled by CEO

DENVER (BUSINESS WIRE) – October 30, 2007 — VCG Holding Corp. (AMEX: PTT), a growing and leading consolidator and operator of adult nightclubs, today announced Lowrie Management, LLLP has converted $10.0 million in debt to approximately 750,000 shares of common stock outstanding at $13.33 per share. The shares are subject to a one-year lock-up period. Lowrie Management, LLLP is controlled by Troy Lowrie, VCG Holding’s Chairman and CEO. As a result of the conversion, the Company will realize $850,000 annually in interest related savings. After the conversion, VCG Holding will have approximately $20.0 million in total debt.

Troy Lowrie, Chairman and CEO of VCG Holding, stated, “The conversion by Lowrie Management, LLLP greatly enhances our profitability and strengthens our balance sheet. The $13.33 conversion price is at a 28.0% premium to yesterday’s closing price limiting the dilution to our shareholders and demonstrates my confidence in our future. The conversion allows the Company to realize significant interest related savings, improves our cash flow by approximately $1.3 million, lowers our total debt outstanding, increases shareholders’ equity by $10.0 million and will be accretive to earnings in 2008. We look forward to providing investors a better understanding of our financial position when we release our 2007 third-quarter financial results in the coming weeks.”

About VCG Holding Corp.

VCG Holding Corp. is an owner, operator and consolidator of adult nightclubs throughout the United States. The Company currently owns 17 adult nightclubs and one upscale dance lounge. The night clubs are located in Indianapolis, IN, St. Louis, MO, Denver and Colorado Springs, CO, Ft. Worth, TX, Raleigh, NC, Minneapolis, MN, Louisville, KY, Portland, ME, and Miami, FL.

Forward-Looking Statements:

Statements contained in this press release concerning future results, performance or expectations are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as assumptions on which such statements are based. All forward-looking statements in this press release are based upon information available to the Company on the date of this press release. Forward-looking statements involve a number of risks and uncertainties, and other factors, that could cause actual results, performance or developments to differ materially from those expressed or implied by those forward-looking statements including the following: failure of facts to conform to necessary management estimates and assumptions; the Company’s ability to identify and secure suitable locations for new nightclubs on acceptable terms, open the anticipated number of new nightclubs on time and within budget, achieve anticipated rates of same-store sales, hire and train additional nightclub personnel and integrate new nightclubs into its operations; the continued implementation of the Company’s business discipline over a large nightclub base; unexpected increases in cost of sales or employee, pre-opening or other expenses; the economic conditions in the new markets into which the Company expands and possible uncertainties in the customer base in these areas; fluctuations in quarterly operating results; seasonality; changes in customer spending patterns; the impact of any negative publicity or public attitudes; competitive pressures from other national and regional nightclub chains; business conditions, such as inflation or a recession, or other negative effect on nightclub patterns, or some other negative effect on the economy, in general, including (without limitation) growth in the nightclub industry and the general economy; changes in monetary and fiscal policies, laws and regulations; war, insurrection and/or terrorist attacks on United States soil; and other risks identified from time to time in the Company’s SEC reports, including the Annual Report on Form 10-KSB for 2006, Quarterly Reports on Form 10-QSB and Current Reports on Form 8-K, registration statements, press releases and other communications. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

Contact:

Troy H. Lowrie, CEO

Brent Lewis, CFO

VCG Holding Corporation

390 Union Blvd, Suite 540

Lakewood, Colorado 80228

Telephone	303.934.2424
Facsimile	303-922.0746
Email:	tlowrie@vcgh.com
blewis@vcgh.com